Exhibit 5.1

ROPES & GRAY LLP
525 UNIVERSITY AVENUE SUITE 300 PALO ALTO, CA 94301-1917 650-617-4000 F 650-617-4090
BOSTON NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, DC www.ropesgray.com
March 6, 2007
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
This opinion is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an additional 850,000 shares of Common Stock, $0.01 par value (the “Shares”), of Iomai Corporation, a Delaware corporation (the “Company”). The Shares are issuable under the Company’s 2005 Incentive Plan (the “Plan”).
We are familiar with the actions taken by the Company in connection with the adoption of the Plan and the amendment to the Plan. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.
The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP